Exhibit 4.392

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,
INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 171974 dated June 05, 2014

To render

mobile radio telephone services

This license has been granted to

Joint Stock Company

“Sibintertelecom”

Legal Entity (Individual Entrepreneur)
Primary State Registration Number
(PSRN/OGRN, OGRNIP)

1027501155032

Tax Identification Number (TIN/INN)

7536005204

Principal place of business (residence):

672027, Zabaykalsky region, Chita, Smolenskaya St., 47

The territory of the services is specified in appendix hereto.

This license is valid through:

June 05, 2019

This license is issued based on the decision of the licensing authority - Order No. 111-рчс dated February 26, 2019

This license has an appendix as an integral part, which is executed on two sheets

Deputy Head	/signature/ A.A. Pankov

Stamp here

Official seal:
MINISTRY OF TELECOM AND MASS
COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION
IN THE SPHERE
OF COMMUNICATIONS, INFORMATION
TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296